                                   EXHIBIT 3.2
                                   -----------


         The following Bylaws were adopted by the Sole Incorporator of Key Consumer Acceptance Corporation as of September 17, 1996.

                                    BYLAWS OF

                       KEY CONSUMER ACCEPTANCE CORPORATION


                                    ARTICLE I
                             MEETING OF SHAREHOLDERS
                             -----------------------


SECTION 1. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors, and the transaction of whatever other business may properly come before the meeting, shall be held at the principal office of the Corporation, or such other place authorized by the Board of Directors or the Chairman of the Board, on the first Monday of June of each year, or such other date authorized by the Board of Directors or the Chairman of the Board. If, for any cause, the election of Directors is not held on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

SECTION 2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Chairman of the Board, the President, the Board of Directors, or by any shareholder or shareholders owning, in the aggregate, not less than twenty-five per cent (25%) of the stock of the Corporation.

SECTION 3. NOTICE OF MEETINGS. Unless otherwise provided by law, these Bylaws, or the Articles of Incorporation, a notice of the time, place, and purpose of every annual meeting and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed not less than seven days nor more than sixty days prior to the date of such meeting, to each shareholder of record at such shareholder's address as shown upon the books of the Corporation. The attendance of any shareholder at a shareholder meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed a waiver by such shareholder of notice of such meeting.

SECTION 4. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting, and only for a period of eleven months. Proxies shall be dated and shall be filed in the Corporation's records. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of


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the person who appointed a proxy shall not operate to revoke the appointment.
Notice to the Corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized by such proxy.

SECTION 5. QUORUM; ADJOURNMENT. Except as may otherwise be provided by law, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law to be authorized or taken by a designated proportion of the shares may be authorized or taken by a lesser proportion; provided, further, that, if a quorum is not present, the holders of a majority of the voting shares represented thereat may adjourn such meeting or any adjournment thereof. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

SECTION 6. VOTING POWER; CUMULATIVE VOTING. In voting on issues at meetings of shareholders, except on the election of Directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each issue submitted to the shareholders at any meeting, except in cases where by law or by the Articles of Incorporation a larger vote is required. In all elections of Directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of such shareholder's shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder chooses.

SECTION 7. RECORD OF SHAREHOLDERS AND VOTES. At any meeting of the shareholders, a record showing the names and addresses of shareholders present and the number of shares of stock held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for the Board of Directors. This record shall be included in the minute book of the Corporation.

SECTION 8. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND DIRECTORS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Corporation, the Board of Directors, or any director or officer, may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, act, or transaction and entitled to vote in the election of directors (without regard to voting powers which may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------


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SECTION 1. AUTHORITY. The Board of Directors shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and exercised by or under the authority of the Board of Directors.

SECTION 2. NUMBER. The Board of Directors shall consist of such number of members (not less, however, than three or, when all of the shares of the Corporation are owned of record by one or two shareholders, not less than the number of shareholders) as the Board of Directors may determine. Unless so determined by the Board of Directors, the number shall be three. Whenever the Board of Directors shall have so determined the number, that number shall be deemed the authorized number of members of the Board of Directors until the number shall again be changed by the Board of Directors.

SECTION 3. ELECTION OF DIRECTORS; VACANCIES. The Directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing Directors. Any vacancy or vacancies occurring in the Board of Directors, including vacancies created by an increase in the numbers of Directors, may be filled by appointment by the remaining Directors, even if less than a majority of the whole authorized number of directors, at any regular or special meeting of the Board, and any Director or Directors so appointed shall hold office until the next election.

SECTION 4. TERM OF OFFICE; RESIGNATIONS. Directors shall hold office until the next annual meeting of shareholders or until their successors are elected and have qualified, or until their earlier resignation, removal from office, or death. Any Director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors, or in a writing to that effect delivered to the Secretary or an Assistant Secretary of the Corporation; such resignation shall take effect immediately or at such other time as the Director may specify at such meeting or in such writing. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If permitted by law, the majority of the Board of Directors may remove a director for cause.

SECTION 5. ORGANIZATION MEETING. Following the annual meeting of shareholders, the Directors-elect shall hold an organization meeting for the purpose of appointing officers and transacting such other business as properly may come before the meeting. Such organization meeting shall be held on the day of the election or as soon thereafter as practicable. Notice of such meeting need not be given if held on the day of the election.

SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place authorized by the Board of Directors, the Chairman of the Board, or in such person's absence, a Vice Chairman of the Board. Unless otherwise indicated in a notice of a regular meeting, the Board of Directors may transact any business at such regular meetings.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, any Vice President, or at the request of two or more


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Directors. Notice of special meetings, stating the time and place thereof, and whether telephone or similar communications equipment will be utilized, shall be given in person or by mailing, telephoning, or telegraphing such notice at least two days prior to the meeting; provided, however, that attendance of any Director at such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed a waiver by such Director of notice of such meeting. Notice of a meeting may be waived in writing or by telegram either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.

SECTION 8. QUORUM; ADJOURNMENT. A quorum of the Board of Directors shall consist of a majority of the Directors then in office; provided that a majority of the Directors then present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all issues shall be determined by a majority vote of those present except as otherwise expressly provided in these Bylaws or by law. A Director cannot vote or otherwise act by proxy at a meeting of the Board of Directors.

                                   ARTICLE III
                                    OFFICERS
                                    --------

SECTION 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors shall elect or appoint a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board may deem necessary. The Chairman of the Board shall be a member of the Board of Directors. The Board of Directors may delegate the authority to appoint and dismiss officers to officers of the Corporation or to a committee composed of such officers. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers. The Board of Directors shall approve the compensation of Directors and officers, except that the Board of Directors may delegate to a committee of the Board of Directors, or to officers of the Corporation, authority for approving Directors' and officers' compensation.

SECTION 2. TERM OF OFFICE; VACANCIES. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, except in the case of resignation, dismissal or removal from office, or death. The Board of Directors may dismiss or remove any officer at any time, with or without cause, by a majority vote of the Directors then in office, without prejudice to the contract rights of such officer; an election or appointment of an officer shall not of itself create any contract rights. Any vacancy in any office may be filled in the manner provided herein for the election or appointment of office. The Board of Directors is not required to annually elect or appoint officers.


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SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. He also shall serve the Corporation in such capacity and perform such other duties as may be assigned to him, from time to time, by the Board of Directors. In the absence of, or at the direction of, the Chairman of the Board, the President, or such other Director designated by the Chairman of the Board, shall preside at a meeting of the shareholders or the Board of Directors, as the case maybe.

SECTION 4. PRESIDENT. The President shall have general executive powers over the management and business of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board.

SECTION 5. VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors or as otherwise provided for herein; the Board of Directors may authorize one of the Vice Presidents to perform the duties of the President in the President's absence or if the President is unable to act.

SECTION 6. SECRETARY. The Secretary shall be Secretary to the Board of Directors and of the Corporation. The Secretary shall give or provide for the giving of all notices required by law or these Bylaws to be given, shall be custodian of the corporate seal, records, documents, and papers of the Corporation, shall keep accurate minutes of all meetings covered by these Bylaws, and shall perform such other duties as may be assigned from time to time by the Board of Directors.

SECTION 7. TREASURER. The Treasurer shall perform the duties indicated by such title and shall have custody of corporate funds and securities and keep full and accurate accounts of receipts and disbursements on the Corporation's books. The Treasurer shall disburse the funds of the Corporation as is necessary and authorized and shall be prepared to account for all such transactions and for the financial condition of the Corporation to the Chairman of the Board and the Board of Directors.

SECTION 8. OTHER OFFICERS. Other officers shall have such powers and duties as may be assigned by the Board of Directors.

SECTION 9. DELEGATION OF DUTIES. The Board of Directors is authorized to delegate the assignment of the duties of any officer, to control the action of the officers, and to require the performance of duties in addition to those mentioned herein, to any other officer.

                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee which shall consist of the Chairman of the Board and not less than two other Directors. Each member of the Board of Directors who is not a member of the Committee shall be an alternate and, at the request of the officer who is to preside at the meeting, may serve in the place of any regular


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member who is unable to attend a committee meeting for any reason. The Chairman of the Board shall preside at all meetings of the Committee; if such officer is absent, a Vice Chairman shall preside. If none of the foregoing persons is available, the non-officer Director members of the Executive Committee shall select a Director, who need not be an officer, to preside.

SECTION 2. POWERS OF EXECUTIVE COMMITTEE. The Executive Committee shall have and may exercise, as far as permitted by law, all the powers and authority of the Board of Directors and other committees of the Board of Directors between meetings of such Board or such committees. At each meeting of the Board of Directors, the minutes of all previous meetings of the Executive Committee not theretofore submitted to the Board shall be presented for review and ratification by the Board. Any action of the Board disapproving any prior action of the Executive Committee shall not affect the rights of third parties dealing with the Corporation, if such rights exist by virtue of action of the Executive Committee within the scope of the corporate powers of the Corporation.

SECTION 3. OTHER COMMITTEES. The Board of Directors may, by resolutions adopted by a majority of the full Board, establish one or more other committees; each committee shall consist of three or more members of the Board of Directors which, to the extent provided in such resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may serve in the place of any regular member who is unable to attend a committee meeting for any reason. Each committee shall keep regular minutes of its meetings and present such minutes for review to the Board of Directors.

SECTION 4. NOTICE OF MEETINGS. Meetings of the Board committees shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of the meeting at any time upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, or the Chairman of the Committee. Notice of each such meeting shall be given to each member of the Committee in person or by mailing, telephoning, or telegraphing such notice at least two days prior to the meeting; provided, however, that attendance by any Director at such meeting, without protesting prior to or at the commencement of such meeting, the lack of proper notice shall be deemed a waiver by such Director of the notice of such meeting. Notice of the meeting may be waived in writing or by telegram by any member either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.

                                    ARTICLE V
                                  RECORD DATES
                                  ------------

The Board of Directors may fix, or authorize the Chairman of the Board or the President to fix, a record date for any lawful purpose. The record date for the purpose of the determination of the



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shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting. The Board of Directors may close the share transfer books against transfer of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which the meeting is adjourned.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES
                             -----------------------

SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates signed by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. The signature of any of such officers of the Corporation may be a facsimile, engraved, stamped, or printed. In case any such officer whose legal or facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of such signatures to such certificates and power of transfer as the Corporation or its agents may reasonably require.

SECTION 3. CORPORATE SEAL. The following is an impression of the seal adopted by the Board of Directors of the Corporation.

                                (to be inserted)






Any officer shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Failure to affix the seal to any instrument executed on behalf of the Corporation shall not affect the validity of such instrument unless such action is required by law.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.


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SECTION 2. DEFINITIONS. The word "person" wherever used in these Bylaws shall be taken to mean and include individuals, partnerships, associations, and corporations when the text so requires. "Vice President", as used in these Bylaws, shall include Vice Chairman and such titles as Senior Executive Vice President, Executive Vice President, and Senior Vice President. Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular whenever appropriate. Nouns and pronouns of the masculine gender shall include the feminine whenever appropriate.

SECTION 3. EXECUTION OF INSTRUMENTS. The Chief Executive Officer may from time to time prescribe in writing the authority of the officers, employees, and agents of the Corporation with respect to the making, execution, and delivery in the name and on behalf of the Corporation of documents and instruments in writing necessary to the transaction of its business, whether in a fiduciary capacity or otherwise, and with respect to the approval orally, or by conduct other than signing of agreements, of transactions in the name and on behalf of the Corporation necessary to the carrying out of the business of the Corporation; provided, however, that if the Chief Executive Officer fails to take such action, the Board of Directors shall, by resolution, establish such authorities in writing. Where any such resolution or any such writing has been certified by the Secretary or an Assistant Secretary as to its full force and effect, any instrument executed or transaction effected in conformity with such resolution or such writing may be relied upon by any person. Authority granted to officers, employees, and agents of the Corporation, pursuant to this Section 3 shall apply to all documents, instruments, and conduct relating to any entity for which the Corporation is a successor in interest, whether by merger or otherwise.

SECTION 4. USE OF COMMUNICATIONS EQUIPMENT AT MEETINGS. Members of the Board of Directors may participate in regular or special meetings of the Board of Directors, and members of committees appointed by the Board of Directors may participate in regular or special meetings of those committees, through use of conference telephone or similar communications equipment, as long as all members participating in such meeting can hear one another.

SECTION 5. ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the Corporation's shareholders, Board of Directors, or committee of the Board of Directors, may be taken without a meeting by the unanimous vote of approval of, and in a writing or writings signed by, all of the Corporation's shareholders, Directors, or committee members, respectively, entitled to notice of such meeting; such writing or writings shall be included in the minute book of the Corporation.

SECTION 6. WAIVERS OF NOTICE. Any shareholder or Director may waive the giving of any notice required to be given to him under these Bylaws.

SECTION 7. TELEGRAM. Any action required or permitted to be taken hereunder by telegram may be taken by telex, fax, or similar communication equipment.


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SECTION 8. RECORDS. The Articles of Incorporation, these Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, an Assistant Secretary, or other officer appointed to act as secretary of the meeting.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

SECTION 1. INDEMNIFICATION. The Corporation shall indemnify, to the full extent permitted or authorized by the Delaware General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of another corporation, bank, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of the Corporation, such request shall be evidenced by a resolution of the Board of Directors or a duly-authorized committee thereof or by a writing executed by an officer of the Corporation pursuant to a resolution of the Board of Directors or a duly-authorized committee thereof. In the case of a merger into this Corporation of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of another corporation, bank, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation)_for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under the Articles of Incorporation of the Corporation or these Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 2. PURCHASE OF INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article or of the Delaware General Corporation Law.

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Insurance may be purchased from or maintained with a person in which the
Corporation has a financial interest.

SECTION 3. ADVANCEMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by a present or former director of the Corporation in defending an action, suit, or proceeding referred to in Section 1 hereof brought against him in his capacity as a director shall be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. Expenses, including attorneys' fees, incurred by a present or former director of the Corporation in any capacity other than as a director or by a present or former officer or employee of the Corporation in defending an action, suit, or proceeding referred to in Section 1 hereof may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

These Bylaws may be amended, altered, or repealed, at any regular or special meeting of the Corporation's shareholders, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such matter.

                                    ARTICLE X
                             CORPORATE RESTRICTIONS
                             ----------------------

The Corporation shall not, without the affirmative vote of 100% of the members of the Board of Directors which vote of each such director shall be in writing and given prior to such action; (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; or (b) dissolve or liquidate, in whole or in part.



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